UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 17, 2004
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I. (State or Other Jurisdiction of Incorporation)	0-25248 (Commission File No.)	Not Applicable (IRS Employer Identification No.)

Trafalgar Place, West Bay Road
P.O. Box 1114 GT
Grand Cayman, Cayman Islands, B.W.I.
(Address of Principal Executive Offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 17, 2004, the board of directors of Consolidated Water Co. Ltd. (the “Company”) elected David W. Sasnett, C.P.A. as a director and as a member of its audit committee. In addition, Mr. Sasnett was appointed as the new chairman of the audit committee, replacing Steve Carr, who will remain a member of the board of directors and of the audit committee. The board of directors has determined that Mr. Sasnett qualifies as an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission.

     There are no arrangements or understandings between Mr. Sasnett and any other person pursuant to which Mr. Sasnett was elected as a director and as a member of the Company’s audit committee, other than the Company’s compensation arrangements and plans for non-employee directors and the Company’s other policies and procedures which are generally applicable to directors.

     Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Sasnett had a direct or indirect material interest.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Title
99	Press release issued by Consolidated Water Co. Ltd. on December 23, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.
By:	/s/ Frederick W. McTaggart
	Name:	Frederick W. McTaggart
	Title:	President and Chief Executive Officer

Date: December 23, 2004

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EXHIBIT INDEX

Exhibit	Description
99	Press release issued by Consolidated Water Co. Ltd. on December 23, 2004.

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